EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Itron, Inc. on Form S-8 of our report dated February 5, 2003 (March 4, 2003, as to Note 20), which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2002 and revenues in 2000, appearing in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 2002.

November 24, 2003

/s/ Deloitte & Touche LLP